Exhibit 10.19

RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

BY AND BETWEEN

ICAGEN, INC.

AND

CYSTIC FIBROSIS FOUNDATION

RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

Exhibits

Exhibit A – [***] – Icagen Research Collaboration and License Agreement (redacted)

Exhibit B - Research Plan

Exhibit C– Budget and Milestones

RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This Agreement (this “Agreement”) is made on this 1st day of May, 2018 and shall be effective on the Effective Date by and between Icagen, Inc. (“Icagen”), a corporation having a principal place of business at [***] acting on behalf of itself and Affiliates, and Cystic Fibrosis Foundation (“CFF”), a nonprofit corporation with its principal offices at [***], and shall become effective on the Effective Date. Icagen and CFF are each referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, CFF’s principal charitable mission is the discovery and development of drugs to cure or mitigate Cystic Fibrosis, to which CFF brings significant scientific and human resources and financial support;

WHEREAS, Icagen shall simultaneously enter into a certain agreement with [***] (the “[***]”), substantially in the form annexed hereto as Exhibit A, under which Icagen will be able to review certain compounds in the [***], subject to certain terms and conditions set forth in the [***] in order to conduct the Research Plan as hereinafter described with the goal of commercializing a product for the treatment or cure of cystic fibrosis or other rare disease or sublicensing its finding to a Third Party for such purpose; and

WHEREAS, CFF wishes to support the Research Plan as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I – DEFINITIONS

For purposes of this Agreement, the terms defined in this Article I shall have the following meanings whether used in their singular or plural forms. All capitalized terms used herein without definition shall have the meanings ascribed in the [***]. Use of the singular shall include the plural and vice versa, unless the context requires otherwise. In the event, the [***] has been terminated and research efforts to develop a Product are continued under this Agreement, the definitions in the [***] shall continue to be applicable to this Agreement, and shall be adapted to apply to this

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Agreement that includes Icagen and CFF only. For example, and without limitation, the terms Combination Product and Commercialize shall continue to be applicable after such termination, but shall include any compound originating from the [***], and any derivative of the foregoing identified through the conduct of the Research Plan (as it may be amended from time to time) and through the conduct of a materially similar screen for the five (5) year period specified in Section 2.10 of the Agreement.

1.1    “Agreement” means this agreement, together with all appendices, exhibits and schedules attached hereto, as the same may be amended or supplemented from time to time hereinafter by a written agreement duly executed by authorized representatives of each Party hereto.

1.2    “Applicable Law” shall mean all applicable foreign, federal, state or local laws, statutes, rules and regulations, and the applicable policies of any and all locations at which the Research Plan is conducted.

1.3    “Award Amount” shall mean the total amount of funding CFF provides to Icagen, provided that it shall not exceed [***] Dollars ($[***]), and shall be funded by CFF to Icagen for the Research Plan in accordance with the terms, and subject to the conditions, set forth in this Agreement.

1.4    “Background Technology” shall mean all technology owned or Controlled by Icagen prior to Icagen’s performance of the Research Plan under this Agreement to the extent necessary and actually used in performance of the Research Plan under this Agreement.

1.5    “Breaching Party” shall have the meaning set forth in Section 9.4.

1.6    “Budget” shall mean the total amount of monies estimated and agreed to by the Parties for the costs and expenses of the Research Plan as shown on Exhibit C, which (a) may be amended from time to time solely upon the mutual written agreement of the Parties, and (b) shall detail the projected allocation and use of: (i) the funds to be paid by CFF to Icagen with respect of the Award Amount; and (ii) the Matched Funds.

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1.7    “CFF” shall have the meaning set forth in the preamble of this Agreement.

1.8    “CFF Indemnitee” shall have the meaning set forth in Section 7.1.

1.9    “CFF Patents” shall mean any Patents Controlled by CFF or its Affiliates relating to the Research Plan and directed to a CFF Sole Invention.

1.10    “CFF Sole Invention” shall mean all inventions invented, conceived or made and all data and know-how generated thereon exclusively by CFF or its Affiliates (directly or through others acting on its behalf) solely for the Research Plan. For clarity, there may be CFF inventions that relate not only to the Research Plan but have been invented by CFF for other purposes. CFF will discuss in good faith granting a license to such inventions to Icagen, but they are not included in the foregoing definition.

1.11    “CPR” shall have the meaning set forth in Section 11.2(c).

1.12    “Default” shall have the meaning set forth in Section 9.4.

1.13    “Disposition Royalty” shall have the meaning set forth in Section 4.2(c).

1.14    “Disposition Transaction” shall have the meaning set forth in Section 4.2(c).

1.15    “Dispute” shall have the meaning set forth in Section 11.2(a).

1.16    “Effective Date” shall mean the date specified in the first paragraph of this Agreement, or if later, the date the [***] is fully executed by CFF and the parties thereto.

1.17    “GAAP” shall mean generally accepted accounting principles consistently applied.

1.18    “Icagen Derivative Product” means, for any license to Icagen from [***], a product that: (i) [***], or (ii) [***].

1.19    “Icagen Indemnitee” shall have the meaning set forth in Section 7.2.

1.20    “Icagen Intellectual Property” shall have the meaning set forth in the [***].

1.21    “Icagen Library of Compounds” shall have the meaning set forth in the [***].

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1.22    “Icagen Patents” shall mean any Patents Controlled by Icagen or its Affiliates claiming Icagen Background Technology and directed to an Icagen Sole Invention.

1.23    “Icagen Sole Invention” shall mean all inventions invented, conceived or made and all data and know-how generated thereon exclusively by Icagen or its Affiliates (directly or through others acting on its behalf) as a result of the Research Plan.

1.24    “Indemnified Party” shall have the meaning set forth in Section 7.3.

1.25    “Indemnifying Party” shall have the meaning set forth in Section 7.3.

1.26    “Joint Invention” shall have the meaning set forth in Section 8.1.

1.27    “Joint Patents” shall mean any Patents Controlled jointly by Icagen and CFF or their respective Affiliates claiming Research Results and directed to a Joint Invention. Joint Patents do not include any intellectual property that is jointly owned by Icagen and [***] in accordance with the terms of the [***].

1.28    “Losses” shall have the meaning set forth in Section 7.1.

1.29    “Matched Funds” shall have the meaning set forth in Section 3.1(e).

1.30    “Net Sales” shall have the meaning set forth in the [***]; provided, however, that in the event that Icagen Commercializes one or more Product(s) in the Field, the definition of Net Sales in the [***] shall be applicable to this Agreement with the following revisions: all references therein to [***] shall be replaced by Icagen, all references to Sales Product(s) shall be replaced by Product(s) and all references to Icagen shall be replaced with CFF.

1.31    “Non-Publishing Party” shall have the meaning set forth in Article VI.

1.32    “Option” shall have the meaning set forth in the [***].

1.33    “Owner” shall have the meaning set forth in Section 5.1(b).

1.34    “Party(ies)” shall have the meaning set forth in the preamble of this Agreement.

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1.35    “Patents” means all existing patents and patent applications and all patent applications hereafter filed, including any continuation, continuation-in-part, division, provisional, priority, or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

1.36    “Prime Rate” shall mean the average prime rate published in the Wall Street Journal during the relevant period (calculated by dividing (a) the sum of the prime rates for each of the days during the relevant period, by (b) the number of days in the relevant period).

1.37    “Product” shall mean a Licensed Product, Derivative Product, Icagen Derivative Product, and any other product sold in the Field in which at least one of the active ingredients is a Lead Compound originating from the Icagen Library of Compounds through the conduct of the Research Plan (as it may be amended from time to time); and, for purposes of applying the definitions specified in the [***], the term Product shall include a “Sales Product”.

1.38    “Proposals” shall have the meaning set forth in Section 11.2(c).

1.39    “Publishing Party” shall have the meaning set forth in Article VI.

1.40    “Recipient” shall have the meaning set forth in Section 5.1(b).

1.41    “Recipient Notice Requirement” shall have the meaning set forth in Section 5.1(c).

1.42    “Research Plan” shall mean the research plan attached hereto in Exhibit B, which shall cover the work performed under the Agreement through the Research Term. The Research Plan will include all work undertaken by Icagen prior to the Effective Date that was retroactively funded by the Award Amount.

1.43    “Research Results” shall have the meaning set forth in the [***] and shall also include results from work undertaken by Icagen prior to the Effective Date that was retroactively funded by the Award Amount.

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1.44    “Securities Regulatory Authority” shall have the meaning set forth in Section 5.1(c).

ARTICLE II – RESEARCH PLAN

2.1    Commencement; Objective; [***].

(a)    Research Plan. Icagen shall be solely responsible for the conduct of the Research Plan as set forth herein. [***] shall provide the financial support hereinafter specified, and consultation and advice through its participation on the PAG as provided below.

(b)    [***]. Pursuant to the terms of the [***], Icagen will have access to certain compounds in the [***] and [***] has been granted an Option to obtain a worldwide, exclusive, royalty-bearing license, with the right to sublicense in the Field to: (i) Icagen’s interest in the Research Results, (ii) Icagen Intellectual Property, and (iii) Lead Compounds from the Icagen Library of Compounds, and (B) non-exclusive option to any Icagen Background Technology necessary to Develop and Commercialize Licensed Products or Derivative Products in the Field solely as set forth in the [***].

2.2    Duration of the Research Plan. The Research Plan shall commence on the Effective Date and shall conclude on the expiration or earlier termination of the Research Term.

2.3    Research Diligence.

(a)    Generally. Icagen shall use Commercially Reasonable Efforts to conduct the Research Plan in accordance with, and to complete, the Research Plan. In furtherance of the foregoing, and in accordance with the terms and conditions of this Agreement (including, without limitation, Section 2.3(b) below), Icagen shall commit to the Research Plan (i) the level of staffing required by the Research Plan that possess the necessary experience, training and scientific expertise in order for Icagen to fulfill its obligations hereunder, and (ii) the infrastructure (e.g., laboratories, offices, equipment, supplies and facilities) required by the Research Plan.

(b)    Obligations of Icagen. Subject to the terms and conditions of this Agreement and the [***], and without limiting the generality of Section 2.3(a) above, Icagen shall be solely responsible for the sponsorship, conduct and oversight of the Research Plan. In the event of termination of the [***] in accordance with Section 10.4, 10.6 or 10.7(a) of such agreement, such responsibilities on the part of Icagen shall include, without limitation, utilizing Commercially Reasonable Efforts to Develop and Commercialize a Product in the Field in accordance with Section 4.1; and responding to all reasonable requests and inquiries of [***] for information regarding any of the subject matter hereof.

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2.4    Research Plan. At each PAG meeting, the PAG shall consider, review, reevaluate and discuss the Research Plan, taking into consideration ongoing research outcomes and other scientific and commercial developments. Modifications to the Research Plan may be proposed by any Party and [***] and shall be discussed by the PAG and recommendations shall be made in accordance with Section 2.5.

2.5    Project Advisory Group.

Composition and Purposes. During the term of the Research Plan, the PAG shall facilitate communication between [***], Icagen and CFF and review results and make recommendations, with respect to the Research Plan. The PAG shall consist of [***] voting members, [***] of whom shall be the Icagen Designees, [***] of whom shall be the [***] Designees, and [***] of whom shall be the [***] Designees; [***]. Each Party and [***] shall select a program coordinator from among its designees to the PAG (who may be changed at any time or from time to time by such Party and [***]), and may, along with [***], change any of its designees to the PAG at any time or from time to time and invite additional persons who have executed a confidentiality agreement acceptable to the PAG. The program coordinator of Icagen shall serve as the chairperson of the PAG.

Without limiting the generality of the foregoing, the PAG shall:

i.	Consider and review the Research Results from the Research Plan (including modifications thereto), and discuss the status of the Research Plan and timelines;

ii.	taking into consideration existing data, make recommendations to Icagen’s research team, as needed, on next steps to implement the Research Plan;

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iii.	oversee progress of the Research Plan (which takes into consideration recommendations received from the PAG), and reporting thereon to the Parties and [***];

iv.	iv.monitor the Budget and ensure that the Award Amount is used solely for the Research Plan and in accordance with the Budget approved by the Parties;

v.	attempt to resolve any Dispute regarding the Budget;

vi.	discuss and agree upon any changes to the criteria for activity of Confirmed Hits;

vii.	discuss and agree upon any changes to the criteria for qualifying activity of Confirmed Hits to declare Qualified Confirmed Hits;

viii.	review, discuss and make recommendations as to whether the key deliverables and interim and final milestones under the Research Plan have been achieved with the objective of identifying Confirmed Hits, Qualified Confirmed Hits, and Lead Compounds. No Lead Compounds shall be named without the approval of the [***] Designee(s);

ix.	in accordance with Section 3.1(b) of the [***], review [***] that Icagen wishes to evaluate in combination with Qualified Confirmed Hits, Approved Qualified Confirmed Hits (and their derivatives), or Lead Compounds that are not currently, or never were, considered as standard of care [***], or are not a reference standard in the Field;

x.	[***];

xi.	discuss a tentative finding of Scientific Cause by Icagen or [***], and in the event Icagen desires to terminate this Agreement for Scientific Cause pursuant to Section 9.3 of this Agreement; and

xii.	discuss and advise on the inclusion of the Additional Research Program as further described in Section 3.2 of the [***].

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2.6    PAG Meetings.

(a)    Timing and Attendance. The PAG shall meet no less frequently than [***] in each [***] period during the Research Plan; provided, however, that the PAG may meet more or less frequently upon mutual agreement of the program coordinators. The first meeting of the PAG shall be held within [***] of the Effective Date. Meetings of the PAG shall be held at such times and locations as may be mutually agreed by the program coordinators, which times and locations shall be communicated in writing (including, without limitation, by e-mail) to the other members of the PAG with reasonable advance notice of the meeting. At least [***] Icagen Designee, [***] CFF Designee and [***] Designee shall be required to participate in a meeting for such meeting to be deemed a quorum. So long as a quorum is present at a meeting, the PAG may make, or decide to make, recommendations to Icagen, or take, or decide to take, such actions as are within the scope of the PAG’s authority hereunder. Members of the PAG may attend each meeting either in person or by means of telephone or other telecommunications device that allows all participants to hear and speak at such meeting simultaneously. At least [***] prior to each meeting, Icagen shall deliver (including by e-mail) to CFF and Sanofi a written report detailing the progress made on the Research Plan since the last meeting of the PAG. Within [***] after the date of each meeting, the Icagen Designees shall prepare and deliver (including by e-mail) to the CFF Designees and the [***] Designee written minutes of such meeting setting forth in detail all discussions and/or recommendations of the PAG made at such meeting, which minutes shall be subject to the prior approval of CFF’s program coordinator.

(b)    Discussions/Recommendations. As a general matter, and except as otherwise provided for herein, the PAG shall discuss the items set forth in Section 2.5, make unanimous, non-binding recommendations to Icagen as a result of such discussions, and facilitate communication between the Parties and [***] with respect to the Research Plan. While Icagen shall take into consideration any recommendations from the PAG when conducting the Research Plan, any decisions with respect to the conduct of the Research Plan shall be in Icagen’s sole discretion, provided that, any modification to the criteria for confirming activity of Confirmed Hits and for declaring Qualified Confirmed Hits shall be decided by the PAG and require approval by the [***] Designees. Notwithstanding the foregoing, in the event the PAG cannot reach a unanimous decision as to the item set forth in Section 2.5(ix), the final decision as to whether to permit such activity shall be in [***] sole discretion.

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(c)    Expenses. Each Party and [***] shall pay its own expenses (including travel and lodging expenses) incurred in connection with its participation on the PAG.

2.7    Delivery of Information to the PAG. Upon the reasonable request of a PAG program coordinator Icagen shall deliver to each PAG member such information and other data as soon as practicable following its availability as is necessary to facilitate mutual understanding of the status of, and developments relating to, the Research Plan.

2.8    Obligations of the PAG and the Parties to [***] under Section 2 of this Agreement. All obligations and responsibilities of the Parties and the PAG hereto to [***] under Section 2 of this Agreement shall terminate upon [***] termination of the [***].

2.9    Noncompetition.

(a)    Icagen Non-Compete. During the Research Term and thereafter during any period in which either the Research Program License or Interruption License are effective, Icagen shall not (i) Commercialize any Product or any derivative of a Product that would compete with a Product in the Field nor (ii) fund the Commercialization of any Product or any derivative of a Product that would compete with a Product in the Field.

(b)    Ramifications of Termination of Subparagraph (a). If CFF terminates this Agreement during the Research Term (other than pursuant to Section 9.4) or Icagen terminates this Agreement under Section 9.4, Subparagraph(a) of this Section 2.9 shall no longer be applicable.

2.10    [***]

[***].

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ARTICLE III – AWARD AMOUNT PAYMENTS; RECORDS

3.1    Research Funding.

(a)    Contract Execution Milestone. Within [***] of execution of this Agreement, CFF shall make a one-time payment of Three Hundred Thirty-Seven Thousand Five Hundred Dollars ($337,500) for work conducted by Icagen during the first and second quarter of 2017 as described in the Exhibit B, which payment shall be in addition to the payments set forth below.

(b)    Payments. In accordance with the terms, and subject to the conditions, set forth in this Agreement, Icagen shall send invoices in United States Dollars (“Dollars”) to CFF for payment of the Award Amount. Invoices shall be submitted within [***] after the completion of each calendar month and shall be accompanied by documentation evidencing the expenditure of funds, FTEs devoted to the Research Plan in accordance with the Budget, and applicable milestones. CFF shall use good faith efforts to pay amounts invoiced by Icagen within [***] of receipt of an invoice and supporting documentation from Icagen or verification of the achievement of the milestone by the PAG and in no event shall payment be made later than [***] from receipt of an invoice. The Parties acknowledge and agree that Icagen will invoice CFF in accordance with the terms of this Section 3.1(b) for work performed during the fourth quarter of 2017 as well as during the first quarter of 2018 prior to the Effective Date. All payments to be made hereunder (including, without limitation, pursuant to Article IV) shall be made in Dollars and, at the option and direction of the receiving party, shall be made by cashier’s or certified check or by wire transfer of immediately available funds.

(c)    Limitations. Notwithstanding Section 3.1(a) above or any contrary provision contained herein, CFF shall not be required to make any payment or additional payment including the initial payment described in Section 3.1 (a) in respect of the Award Amount; provided, however, in the case of clauses (iii) and (iv) below, payments shall be for work already performed:

(i)    in excess of [***] ($[***]);

(ii)    unless at the time such work was performed, the Research Plan was in compliance with all Applicable Laws;

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(iii)    for work performed after the occurrence and/or during the continuance of any uncured Default and/or any material breach by Icagen of any of its covenants or obligations under this Agreement until such time as notice of a breach is provided to Icagen and thereafter for any wind up costs;

(iv)    if a case or proceeding (a) under the bankruptcy laws of the United States, or relevant non-U.S. law, now or hereafter in effect is filed against Icagen or all or substantially all of its assets and such petition or application is not dismissed within [***] after the date of its filing or Icagen shall file any answer admitting and not contesting such petition, or (b) under the bankruptcy laws of the United States, or relevant non-U.S. law, now or hereafter in effect or under any insolvency, reorganization, receivership, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or equity) is filed by Icagen for all or substantially all of its assets; or

(v)    if this Agreement is terminated by any Party in accordance with Article IX.

(d)    Budget. Icagen hereby covenants and agrees to use the Award Amount provided by CFF to Icagen hereunder solely to fund the Research Plan in accordance with the Budget (including, without limitation, making applicable payments to subcontractors and vendors). Icagen shall repay to CFF upon demand any Award Amount that CFF reasonably determines were not used in accordance with the Budget. In addition, if, upon conclusion of the Research Plan or the termination of this Agreement in accordance herewith, Icagen is in possession of unspent Award Amount, then, Icagen shall, within [***] following conclusion of the Research Plan or termination of this Agreement, as applicable, refund such unspent Award Amount to CFF in such manner as CFF shall reasonably instruct Icagen.

(e)    Matched Funds. The Parties agree, acknowledge and recognize that the Award Amount represents only partial financial support for the Research Plan, and Icagen agrees throughout the Research Term (i) to fund the Research Plan in such amounts as set forth on Exhibit B (the “Matched Funds”); and (ii) to provide additional financial support once the Award Amount has been paid in full to conduct the Research Plan.

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(f)    Competition. Icagen hereby agrees and acknowledges that nothing contained in this Agreement shall restrict or prevent CFF’s ability to provide funding to, or take any other action with respect to, any Person that competes with a Product, the business, operations, and/or research of Icagen; and Icagen hereby waives any claim against CFF with respect to any such competing activities; provided, however, that CFF shall use Icagen Confidential Information only in accordance with the provisions of this Agreement and for the purpose of the Research Program.

3.2    Records; Reporting Obligations; Audits.

(a)    Records. Subject to the terms of the [***], Icagen shall prepare and maintain complete and accurate books and records in connection with the Research Plan (including financial records of expenditures under the Award Amount and the Matched Funds) and, in the event Icagen assumes responsibility for the Development and Commercialization in accordance with GAAP pursuant to Section 10.4, 10.8 or 10.7(a) pursuant to the [***], Icagen shall keep all such books and records in a manner that is consistent with its document retention policy. CFF shall have the right to inspect such books and records [***] per year at the offices of Icagen during normal business hours upon at least [***] prior written notice.

(b)    Response to Inquiries. Icagen personnel (including, without limitation, licensees, sublicensees, transferees, successors and subcontractors) shall be available to discuss (whether in person or via telephone) with CFF the books and records and/or reports delivered by Icagen to CFF at such time or times as CFF may reasonably request.

(c)    Audit. At the request of CFF, from time to time prior to the [***] anniversary of the Research Term, Icagen shall permit agents of an independent, certified public accounting firm appointed by CFF who sign Icagen’s standard confidentiality agreement, upon reasonable notice, no more than [***] per year to audit and examine such books and records of Icagen as may be necessary for verifying Icagen’s compliance with the terms and conditions hereunder. Any and all records audited and examined by agents of such accounting firm shall be deemed Icagen’s Confidential Information. CFF shall pay the costs of such audit and examination of the books and records of Icagen; provided, however, that, if such audit and examination reveals a material breach of this Agreement or a material discrepancy with respect to other information previously provided by Icagen to CFF (which discrepancy shall be in excess of [***]%), then the costs of such audit and examination shall be borne by Icagen and Icagen shall reimburse CFF for all of the costs and expenses incurred by CFF in connection with such audit and examination.

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(d)    Reports; Notices. Icagen shall furnish to CFF the following reports and/or notices:

(i)    As soon as practicable, and in any event within [***] after the end of each calendar quarter (including the calendar quarter ending December 31), financial reports which describe the use of the Award Amount and the Matched Funds, the progress made toward achieving the purposes of the Research Plan, and the development of any Product in the event Icagen assumes responsibility for Development and Commercialization pursuant to Section 10.4, 10.8 or 10.7(a) pursuant to the [***], and any other information that CFF reasonably requests.

(ii)    As soon as practicable after the Research Term, a closing report customary for a Research Plan at such stage of development which shall (A) be prepared by Icagen or an Icagen-approved Third Party, (B) be reasonably satisfactory to CFF, and (C) set forth Icagen’s final analysis, summary tables, data listings, results and conclusions from the Research Plan and such other information and materials as CFF may reasonably request.

(iii)    As soon as practicable, and in any event within [***] after January 1 and June 1 of each fiscal year in the event Icagen assumes responsibility for Development and Commercialization pursuant to Section 10.4, 10.8 or 10.7(a) pursuant to the [***], progress reports and status updates on Icagen’s activities with respect to the Research Results and/or a Product including, without limitation, the Development and/or Commercialization, Icagen’s compliance with the terms of this Agreement, and any other information that CFF reasonably requests. Icagen shall include the requirements of this Section 3.2(d)(iii) in any agreements with sublicensees relating to the Development and/or Commercialization of any Products.

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ARTICLE IV – COMMERCIALIZATION; ROYALTIES

4.1    Development and Commercialization of a Product.

(a)    Development and Commercialization of a Product. Upon completion of the Research Term and subject to the terms of the [***], following the successful identification of Lead Compounds as a result of the work conducted under the Research Plan, Icagen shall use Commercially Reasonable Efforts to develop a Lead Compound and, if appropriate under its sole discretion, clinically Develop and Commercialize a Product in the Field in the United States and in a Major European Market.

(b)    Exclusive Rights to Icagen. [***].

(c)    Subject to the [***]. For purposes of clarity, the Development and Commercialization of a Product by Icagen as described in this Section 4.1, is only applicable if the [***] is terminated, and then, such applicability is determined in accordance with the terms of the [***]. The foregoing example is only one example and is not meant to be exhaustive of all of the various termination scenarios set forth in the [***].

4.2    Royalties.

In consideration of CFF’s payments and licenses to Icagen hereunder, so long as Icagen is Commercializing a Product, Icagen shall make the following payments to CFF:

(a)    A royalty equal to [***], such royalty to be paid by Icagen to CFF in the following increments within [***] of each of the following milestones:

(i)    [***];

(ii)    [***]; and

(iii)    [***].

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(b)   Royalties on Net Sales, to be paid within sixty (60) days of the end of any calendar quarter in which Net Sales occur, as follows:

(i)    [***] ([***]%) of the annual Net Sales in the Field up to [***] ($[***]); and

(ii)    [***] ([***]%) of the annual Net Sales in the Field in excess of [***] ($[***]), [***].

(c)    In connection with a Change of Control (except for an Excluded Change of Control as defined in subparagraph (d) below) or any option, license, sublicense, sale, co-development agreement or other transfer of the Product by Icagen to a Third Party prior to the First Commercial Sale, including any of the aforementioned with respect to [***], (each such transaction a “Disposition Transaction”), Icagen shall pay to CFF a royalty payment (a “Disposition Royalty”) equal to [***] ([***]%) of any amount Icagen receives in connection with such Disposition Transaction; provided, that, the Disposition Royalty shall not exceed and shall be subtracted from the Royalty Cap and, to the extent the Disposition Royalty does not exceed the Royalty Cap, the remaining amount shall be allocated among the payments specified in subparagraph (a) above by allocating [***] of such remaining amount to the payment specified in subdivision (i), and allocating [***] of such remaining amount to each of the payments specified in subdivisions (ii) and (iii). Pursuant to the terms of the [***], [***] will pay to CFF directly all Disposition Royalty amounts set forth in Sections 7.1 and 7.2(a) of such Agreement. Icagen shall notify CFF promptly of any transaction that would cause the payment of a Disposition Royalty. The Disposition Royalty shall be paid whether the gross proceeds of such transaction received by Icagen are in the form of upfront license fees, milestone payments or other fees (and whether paid in cash or other property), provided that such gross proceeds shall be reduced [***]. The Disposition Royalty shall be paid within sixty (60) days of the date Icagen receives any payment with respect to a Disposition Transaction.

(d)    For purposes of subparagraph (c) of this Section 4.2 an Excluded Change of Control shall mean the Change of Control described in Section 10.13(b) of the [***].

(e)    In connection with any Disposition Transaction, Icagen shall require any transferee, licensee or successor to agree either to be jointly and severally liable with Icagen for the royalties specified in this Section 4.2, or to withhold payments from Icagen, and to pay to CFF, amounts sufficient to fully cover Icagen’s obligations to CFF under Section 4.2. Absent agreement by any such transferee, licensee or successor to assume such liability or obligation, any such Disposition Transaction shall be null and void.

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4.3  [***].

4.4  Sales Reports.

(a)    In the event Icagen is responsible for Commercialization of a Product, commencing within [***] after the first calendar quarter following the First Commercial Sale, and within [***] after the end of each quarter thereafter, Icagen shall furnish or cause to be furnished to CFF a written sales report or reports covering the relevant period setting forth in detail the Net Sales during such period. With respect to Net Sales invoiced in Dollars, the Net Sales amounts and the amounts due to CFF hereunder shall be expressed in Dollars. With respect to sales of Products invoiced in a currency other than Dollars, the Net Sales and amounts due to CFF hereunder shall be expressed in the domestic currency of the party making the sale, together with the Dollar equivalent of the amount payable to CFF, calculated by translating foreign currency sales into Dollars in accordance with Icagen’s accounting policies. If any licensee or sublicensee makes any sales invoiced in a currency other than its domestic currency, the Net Sales shall be converted to its domestic currency in accordance with the licensee’s or sublicensee’s normal accounting principles. Icagen shall keep accurate records in sufficient detail to enable the amounts due hereunder to be verified by CFF.

(b)    Upon the written request of CFF, at CFF’s expense and not more than [***] in a [***] period, Icagen shall permit an independent accountant selected by CFF that signs Icagen’s standard confidentiality agreement, to have access during normal business hours to those records of Icagen as may be reasonably necessary to verify the accuracy of the sales report furnished by Icagen pursuant to this Section 4.4. CFF shall pay the cost of any such examination, provided, however, that if such examination determines that actual Net Sales were [***] ([***]%) or greater than the amount reported by Icagen to CFF, in addition to promptly paying CFF for any additional royalty then due, Icagen shall reimburse CFF for its expenses associated with such examination.

(c)    In case of any delay in payment by Icagen to CFF not occasioned by force majeure in accordance with Section 11.4, interest shall be calculated at a rate equal to [***]% percent per month from the [***] ([***]) day after the date upon which the applicable payment first becomes due from Icagen.

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ARTICLE V – CONFIDENTIALITY

5.1  Confidentiality.

(a)    Definition of Confidential Information. For purposes of this Agreement, “Confidential Information” shall mean all information Recipient received from the Owner in connection with this Agreement. Without limitation, Confidential Information shall also include (i) the financial terms of this Agreement and any other terms of this Agreement that a Party believes disclosure of which would be harmful to it, and (ii) any other trade secrets, confidential or proprietary information, or any other knowledge, information, data, reports, documents or materials, owned, developed or possessed by Owner (as defined below) that the Recipient can prove was already known to it, whether in tangible or intangible form, the confidentiality of which Owner takes reasonable measures to protect. “Confidential Information” shall not, however, include any information of Owner that: (i) is already known to Recipient (as defined below) at the time of its disclosure as evidenced by written documentation; (ii) becomes publicly known through no wrongful act of Recipient; (iii) is received from a Third Party free to disclose it to Recipient and without any obligations to Owner to keep confidential; (iv) is independently developed by Recipient without use of the Confidential Information as evidenced by written documentation; or (v) is communicated to a Third Party without confidentiality requirements with express written consent of Owner.

(b)    Non-Disclosure. During the term of this Agreement and for a period of [***] thereafter, each Party (“Recipient”) shall hold all Confidential Information it receives or received from the other Party (“Owner”) in strict confidence, and, other than as provided herein or without first obtaining the prior written consent of Owner, Recipient shall not disclose any Confidential Information of Owner to any Person, except to (i) directors, officers, employees, consultants, committee members, volunteers, contractors, subcontractors, licensees, sublicensees, accountants or counsel of Recipient who have a need to know and who are subject to terms of confidentiality that are no less stringent than such confidentiality terms under this Agreement, and (ii) directors, officers, employees, consultants, committee members, volunteers, contractors, subcontractors,

18

licensees, sublicensees, accountants and counsel of Owner, who have a need to know and who have been informed of the confidential nature of the information. Recipient shall use not less than a reasonable degree of care to protect such Confidential Information of Owner.

(c)    Required Disclosure. Notwithstanding Section 5.1(b) above, Recipient’s disclosure of Confidential Information shall not be prohibited if such disclosure is required by a legally binding requirement; provided, however, that Recipient, if not legally prohibited, shall have first given prompt notice to Owner of any possible requirement and Owner shall have been afforded a reasonable opportunity to prevent or limit such disclosure (the “Recipient Notice Requirement”); provided, further, that the Recipient Notice Requirement shall not apply to proceedings which, by Applicable Law, are of a nature that the existence of such proceedings may not be disclosed or made public in which case Recipient shall take all legally available measures to minimize or avoid the public disclosure of Owner Confidential Information. In the event that Recipient discloses any Owner Confidential Information pursuant to the immediately preceding sentence, Recipient shall cooperate with Owner, at Owner’s sole cost and expense, in the prosecution of any appeal that Owner decides to pursue. For any disclosures of this Agreement required by the Securities and Exchange Commission or other body regulating Icagen’s or its Affiliates’ securities (“Securities Regulatory Authority”), Icagen shall exercise good faith efforts to give confidential treatment of the information described in Section 5.1(a), and Icagen shall provide CFF with contemporaneous copies of the requests for confidential treatment filed with such Securities Regulatory Authority.

(d)    No Use of Confidential Information. Recipient hereby agrees and acknowledges that, other than as provided herein or without first obtaining Owner’s prior written consent, Recipient shall not use any of Owner’s Confidential Information.

(e)    Injunctive Relief. The parties acknowledge and agree that the Owner could be irreparably harmed by any unauthorized disclosure or use of the Confidential Information in violation of the terms of this Agreement, thus making any remedy at law or in damages inadequate. The Owner shall have the right to apply to any court of competent jurisdiction for an order enjoining any breach or threatened breach of this Agreement, which right shall be in addition to all other remedies available to the Owner at law or in equity, without the necessity of posting a bond and without the necessity of proving actual damage.

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5.2  Publicity; Use of Name.

(a)    During the Agreement Term set forth in the [***], publicity will be governed by Section 8.10 of such agreement. After the Agreement Term so specified, publicity as between the Parties shall be governed by paragraph (b) below.

(b)    Except to the extent already disclosed in a press release or other public announcement, and except as may be otherwise provided herein, neither Party shall issue any press release or make any public announcement concerning the terms of this Agreement or the transactions described herein without the prior written consent of the other Party, such consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that it shall not be unreasonable for any Party to withhold consent with respect to any press release or public announcement containing any of such Party’s Confidential Information; and, provided, further, that this Section 5.2(b) shall not preclude any Party from issuing any such press release or making any such public announcement if such Party reasonably believes that any such release or announcement is (a) required by Applicable Law, or (b) required by the rules of any stock exchange on which such Party’s (or such Party’s Affiliates) securities are listed.

(c)    In each instance, the Party desiring to issue any press release or to make any public announcement shall provide the other Party with a written copy of the proposed release or announcement at least [***] prior to public release to allow such other Party to comment upon such release or announcement prior to its public release. If a Party does not provide its comments within such time period, the other Party may assume there are no comments and issue such release or announcement. Each press release and/or public announcement issued or made pursuant to this Section 5.2 shall include CFF-approved language acknowledging CFF’s funding of the Research Plan.

(d)    Except as may be otherwise provided herein, no Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name, trademark or logos of the other Party for any purpose.

(e)    Notwithstanding the foregoing or any contrary provision contained herein, in connection with: (a) any description by CFF of its research portfolio and of its industry discovery

20

and development program, and/or (b) CFF’s fundraising activities, marketing materials and/or its customary reporting to the Cystic Fibrosis community, CFF shall be entitled to use and/or disclose after initial approval by Icagen, (i) the mark “Icagen,” Icagen’s logo and a general description of Icagen, (ii) the existence and a general description of the nature of this Agreement (excluding financial terms), and (iii) a general description of the nature of the Research Plan consistent with the confidentiality terms herein; provided, however, CFF shall properly use any and all Icagen trademarks in a manner so as to not diminish its goodwill. Notwithstanding the foregoing or any contrary provision contained herein, in connection with any description by Icagen or its Affiliates of its research portfolio and of its industry discovery and development program, Icagen shall be entitled to use and/or disclose, and CFF hereby pre-approves Icagen’s use and/or disclosure of: (i) a general description of CFF, (ii) the existence and a general description of the nature of this Agreement (excluding financial terms), and (iii) a general description of the nature of the Research Plan and any other terms deemed necessary for compliance with any Applicable Law consistent with the confidentiality terms herein.

ARTICLE VI – PUBLICATION

(a)    During the Agreement Term set forth in the [***], publication will be governed by Section 8.9 of such agreement.

(b)    After the Agreement Term set forth in the [***], publication will be governed by this paragraph (b). Icagen may publish or publicly present the data generated during the performance of, or as a result of, the Research Results, subject to the following terms and conditions. To the extent Icagen decides not to publish or publicly present the Research Results, Icagen consents to CFF publishing or publicly presenting such Research Results in accordance with this paragraph (b) of Article VI, provided that such consent will be binding, if and only if, provided in writing in accordance with the notice provisions contained herein. The Party proposing to publish or publicly present the Research Results (the “Publishing Party”) will submit a draft of any proposed manuscript, speech, poster or other disclosure to the other Party (the “Non-Publishing Party”) for comments at least [***] prior to submission for publication or oral presentation. The Non-Publishing Party shall notify the Publishing Party in writing within [***] of receipt of such draft with its comments, which shall be reasonably incorporated by the

21

Publishing Party. The comments of the Non-Publishing Party shall include but not be limited to whether such draft contains (a) information of the Non-Publishing Party which it considers to be Confidential Information under the provisions of Article V hereof, (b) information that if published would have an adverse effect on a Patent which the Non-Publishing Party intends to file or has filed, or (c) information, including but not limited to chemical structures of a Product, which the Non-Publishing Party reasonably believes would be likely to have a material adverse impact on the development or commercialization of a Product. In any such notification, the Non-Publishing Party shall indicate with specificity its suggestions regarding the manner and degree to which the Publishing Party may disclose such information. In the case of item (a) above, no Party shall publish the Confidential Information of the other Party without the prior written consent of such other Party in violation of Article V of this Agreement. In the case of item (b) above, the Non-Publishing Party may request a delay and the Publishing Party shall delay such publication, for a period not exceeding an additional [***], to permit the timely preparation and filing of a patent application or an application for a certificate of invention on the information involved. In the case of item (c) above, if the Publishing Party shall disagree with the Non-Publishing Party’s assessment of the impact of the publication, then the issue shall be referred to the Program Coordinator of each Party who shall attempt in good faith to reach a fair and equitable resolution of this disagreement. If the disagreement is not resolved in this manner within [***] of referral to the respective program coordinators, then the decision of publication shall be subject to the Dispute resolution provisions at Section 11.2, subject always to the confidentiality provisions of Article V hereof. The Parties agree that authorship of any publication will be determined based on the customary standards then being applied in the relevant scientific journal. Icagen shall acknowledge the financial support of CFF in all publications related to the conduct of the Research Plan.

ARTICLE VII – INDEMNIFICATION

7.1  Indemnification by Icagen. Icagen shall indemnify, defend and hold harmless CFF, its Affiliates, and their respective directors, officers, employees and agents (including, without limitation, the CFF Designees) (each, a “CFF Indemnitee”), from and against any and all claims, suits and demands of Third Parties and losses, liabilities, damages for personal injury, property damage or otherwise, costs, penalties, fines and expenses (including reasonable fees of attorneys) (collectively, “Losses”) arising out of or resulting from:

(a)    the conduct of the Research Plan by Icagen and any breach of, or inaccuracy in, any representation or warranty made by Icagen in this Agreement, or any breach or violation of any covenant or agreement of Icagen in or pursuant to this Agreement;

22

(b)    any Product developed in whole or in part as a result of the Research Plan; and

(c)    any claim of infringement or misappropriation of intellectual property with respect to the Research Plan or any Product developed in whole or in part as a result of the Research Plan.

Icagen will have no obligation to indemnify CFF to the extent that the Losses arise out of or result from, directly or indirectly, any product developed by CFF after the effective date of the Interruption License or by a Third Party other than Icagen or its Affiliates.

7.2  Indemnification by CFF. CFF shall indemnify, defend and hold harmless Icagen, its Affiliates, and their respective directors, officers, employees and agents (each, an “Icagen Indemnitee”) from and against any and all claims, suits and demands of Third Parties and losses, liabilities, damages for personal injury, property damage or otherwise, costs, penalties, fines and expenses (including reasonable fees of attorneys) arising out of or resulting from any Product after the effective date of the Interruption License.

7.3   Claims Procedures. Each party entitled to be indemnified by the other party (an “Indemnified Party”) pursuant to Sections 7.1 or 7.2 hereof shall give notice to the other party (the “Indemnifying Party”) promptly after receipt by an Indemnified Party of notice of the commencement of any action, suit or proceeding. Subject to Section 7.4, the Indemnifying Party shall have the right to assume and manage the defense thereof (with counsel reasonably satisfactory to the Indemnified Party), including the right to settle, compromise and/or litigate with respect to any such claim (but only after obtaining the Indemnified Party’s prior written consent with respect to any proposed settlement, compromise or litigation; provided, however, that the Indemnifying Party shall not be required to obtain the Indemnified Party’s prior written consent in connection with any proposed settlement, compromise or litigation if, in connection with and following any such settlement, compromise or litigation, the Indemnified Party (a) has no liability (monetary or otherwise), (b) has not waived any of its rights and has not admitted to any wrongdoing or guilt, (c) is not subject to any injunction or other equitable or non-monetary relief, and (d) receives a full and unconditional release of all applicable claims and liability).

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7.4  Participation; Assuming Control of the Defense. Notwithstanding Section 7.3 above, the Indemnified Party may participate in the defense of any claim at the Indemnified Party’s sole expense, with counsel reasonably acceptable to the Indemnifying Party; provided, however, if there is a conflict of interest that would prevent the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, from being represented by a single law firm in the defense of such action; in each such instance, or (b) there shall be one or more additional or other defenses available to the Indemnified Party that are not available to the Indemnifying Party, then in each such instance the Indemnifying Party shall pay the reasonable fees and expenses of one law firm serving as counsel for the Indemnified Party, which law firm shall be subject to the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

7.5  Limitation of Liability. Neither Party shall be liable to the other Party for any special, indirect, incidental, consequential, punitive or exemplary damages, including, but not limited to, lost profits, in connection with such Party’s breach of this Agreement.

ARTICLE VIII – INTELLECTUAL PROPERTY

8.1   Ownership. Any intellectual property related issues associated with the [***] are governed by the [***]. Icagen shall own, or Control through licenses from Third Parties, all Icagen Background Technology, whether existing as of the Effective Date or identified or developed prior to the expiration or earlier termination of the Research Term or thereafter, and all other Patent Rights of Icagen and Icagen Know-How, whether existing as of the Effective Date or identified or developed during the term of the Agreement or thereafter, that are developed independently by Icagen outside the scope of the Research Plan even if used to support the aims of the Research Plan. [***] shall own, or Control through licenses from Third Parties, all [***] Background Technology, whether existing as of the Effective Date or identified or developed during the term of the Agreement or thereafter, and all other Patent Rights of [***] and [***] Know-How, whether existing as of the Effective Date or identified or developed during the term of the Agreement or thereafter, that are developed independently by [***] outside the scope of the Research Plan, even

24

if used to support the aims of the Research Plan. In addition, in the conduct of the Research Plan, all compounds derived from compounds originating in the [***] shall be [***] Sole Intellectual Property. CFF shall not own any compounds originating from the Icagen Library of Compounds or the [***] except as may be subject to the Interruption License. All inventions relating to the Research Plan invented, conceived or made and all data and know-how generated thereon exclusively by Icagen or its Affiliates (directly or through others acting on its behalf) during the term of this Agreement (an “Icagen Sole Invention”) and all inventions relating to the Research Plan invented, conceived or made and all data and know-how generated thereon exclusively by CFF or its Affiliates (directly or through others acting on its behalf) during the term of this Agreement (a “CFF Sole Invention”) shall be solely owned by the Party conceiving or making the invention or generating the data or know-how claimed. All inventions relating to the Research Plan invented, conceived or made and all data and know-how generated thereon by both Parties or their respective Affiliates (directly or through others acting on its behalf) during the term of this Agreement (a “Joint Invention”) shall be jointly owned by CFF and Icagen. A Joint Invention does not include any intellectual property that is jointly owned by Icagen and [***] in accordance with the terms of the [***]. Inventorship shall be determined in accordance with United States laws of inventorship. Icagen hereby grants to CFF, a non-exclusive license to use any inventions relating to the Research Plan that are invented, conceived or made and all data and know-how generated thereon during the term of this Agreement that have applicability to Icagen’s general business solely for purposes of conducting research under the Research Plan.

8.2  Exclusive License Grant. CFF hereby grants and agrees to grant to Icagen, the consideration of which is acknowledged, an exclusive (even as to CFF) fully paid up worldwide license with the right to grant sublicenses to all its rights under CFF Patents and Joint Patents for all purposes. CFF acknowledges and agrees that it does not retain any rights to any CFF Sole Invention or any Joint Invention or any Patents claiming such Inventions for any purpose whatsoever.

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8.3  Preparation. Icagen will control in its sole discretion the preparation, filing, prosecution, maintenance and enforcement of all Icagen Patents, CFF Patents and Joint Patents. CFF will have the right to review, and Icagen will deliver to CFF, all patent applications directed to CFF Sole Inventions and Joint Inventions prior to their filing. Notwithstanding the foregoing, nothing herein shall obligate Icagen to prepare or file a patent application directed to any Sole Invention or Joint Invention. CFF agrees to execute any documents of assignment, declaration, or otherwise reasonably necessary for Icagen to file, prosecute, maintain and enforce the Icagen Patents, CFF Patents and Joint Patents.

8.4  Costs. Icagen shall be responsible for all costs incurred in the preparation, prosecution, maintenance and enforcement of Icagen Patents, CFF Patents, and Joint Patents.

8.5  Abandonment. Notwithstanding any contrary provision contained herein, prior to Icagen (or any Affiliate, licensee, sublicensee, transferee or successor of Icagen) abandoning any Patent or patent application related to any Product (including abandonment for failure to pay any required fees) for any reason other than an insurmountable prosecution obstacle as solely determined by Icagen, Icagen shall promptly notify CFF, or cause CFF to be notified, of such pending abandonment, whereupon CFF shall have the right and opportunity to prosecute or maintain the applicable Patent at CFF’s own expense. Icagen hereby agrees to exercise its good faith efforts to obtain such consents, on CFF’s behalf, as may be necessary, advisable and/or appropriate for CFF to exercise its rights under this Section 8.5.

ARTICLE IX – TERM AND TERMINATION

9.1  Term. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article IX, shall terminate at such time as when there are no longer any payment obligations owing from Icagen to CFF under Article IV hereto.

9.2  Termination by CFF Without Cause. CFF may terminate this Agreement without cause on or after the [***] ([***]) month anniversary of the Effective Date by providing Icagen with [***]’ prior written notice, provided that if Icagen is unable to demonstrate within [***] after the Effective Date that one or more Confirmed Hits from its pilot screen (which pilot screen may

26

be expanded to include in addition to the Icagen Diversity Collection, one or more core compound sets from the [***] (Exhibit F of the [***])) are active in [***] derived from [***] then Icagen shall have the following [***] to develop a revised discovery assay or approach and evaluate whether hits from a pilot screen conducted in the revised discovery assay or approach are active in [***], and failing that CFF may terminate this Agreement after such period.

9.3  Termination by Icagen for Scientific Cause. Icagen shall have the right to terminate this Agreement for Scientific Cause, provided that Icagen shall give CFF prior notice of its intention to terminate the Agreement for Scientific Cause and a meeting of the PAG shall be scheduled prior to the effective date of such termination to specifically discuss the reasons for such termination.

9.4  Termination for Cause. Notwithstanding any provision contained herein or in any other document to the contrary, either Party may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement upon the occurrence of any of the following events (each, a “Default”); provided, however, that, in the case of subparagraphs (a) and (b) below, the Party breaching the Agreement (“Breaching Party”) shall have [***] following the earlier of such Breaching Party’s receipt of written notice from the other Party of the occurrence of a Default or the Breaching Party becoming aware of such Default to cure such Default:

(a)    Any material breach or default by a Party in the performance of any of its material covenants or obligations hereunder;

(b)    Any material representation or warranty made by a Party in this Agreement is not true in any material respects as of the date made; and/or

(c)    A case or proceeding (i) under the bankruptcy laws of the United States now or hereafter in effect is filed against a Party or all or substantially all of its assets and such petition or application is not dismissed within [***] after the date of its filing or the Party shall file any answer admitting and not contesting such petition, or (ii) under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or equity) is filed by a Party for all or substantially all of its assets.

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9.5  General Effect of Termination; Survival.

(a)    Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination or expiration. Such termination or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination of this Agreement. If this Agreement is terminated for any reason, all of the Parties’ rights and obligations under, and/or the provisions contained in, Sections 2.9, 3.1(b), 3.1(d), 3.1(f), 3.2, 9.5 and 9.6 and Articles I, IV, V, VI, VII, VIII, X and XI shall survive termination or expiration of this Agreement.

(b)    Subject to the license that may be granted under Section 9.6, upon termination or expiration of this Agreement, Icagen will retain ownership or exclusive rights to the Icagen Background Technology and the inventions licensed to it by CFF pursuant to Article VIII of this Agreement (including intellectual property rights).

9.6   Interruption License.

(a)    [***].

[***]

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***].

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(b)    [***].

(c)    [***].

(d)    [***].

(e)    [***].

ARTICLE X – REPRESENTATIONS AND WARRANTIES

10.1    Representations and Warranties of Icagen. Icagen represents and warrants to CFF that: (i) this Agreement has been duly executed and delivered by Icagen and constitutes the valid and binding obligation of Icagen, enforceable against Icagen in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Icagen and its directors and stockholders; (iii) the individual executing this Agreement on behalf of Icagen is duly authorized to do so; and (iv) no provision contained in this Agreement violates any other agreement to which Icagen is bound or otherwise subject.

10.2    Representations and Warranties of CFF. CFF represents and warrants to Icagen that: (a) this Agreement has been duly executed and delivered by CFF and constitutes the valid and binding obligation of CFF, enforceable against CFF in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles; (b) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of CFF and its directors; (c) the individual executing this Agreement on behalf of CFF is duly authorized to do so; and (d) no provision contained in this Agreement violates any other agreement to which CFF is bound or otherwise subject.

ARTICLE XI – MISCELLANEOUS PROVISIONS

11.1    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

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11.2    Dispute Resolution.

(a)    In the event of any dispute, claim or controversy arising out of, relating to or in any way connected to the interpretation of any provision of this Agreement, the performance of either Party under this Agreement or any other matter under this Agreement, including any action in tort, contract or otherwise, at equity or law (a “Dispute”), either Party may at any time provide the other Party written notice specifying the terms of such Dispute in reasonable detail. As soon as practicable after receipt of such notice, officers empowered to reach a resolution of the Dispute shall meet at a mutually agreed upon time and location for the purpose of resolving such Dispute. The officers shall engage in good faith discussions and/or negotiations for a period of up to thirty (30) days to resolve the Dispute or negotiate an interpretation or revision of the applicable portion of this Agreement which is mutually agreeable to both Parties without the necessity of formal Dispute resolution procedures relating thereto.

(b)    In the event that any non-business type Dispute is not resolved by the designated officers pursuant to Section 11.2(a), then the Dispute shall be referred to an independent scientific expert in the Field appointed by agreement of the Parties. The independent expert’s decision shall be final and binding and its costs shall be borne as directed by the independent expert. Each Party shall cooperate in good faith with the expert. In the event that the Parties are unable to agree as to whether a particular Dispute is governed by this Section 11.2(b), then this Section 11.2(b) shall be utilized to resolve such Dispute.

(c)    In the event any business-related Dispute is not resolved by the designated officers pursuant to Section 11.2(a), then the Parties shall resolve such Dispute by final and binding arbitration. Whenever a Party decides to institute arbitration proceedings, it shall give written notice to that effect to the other party. Arbitration shall be held in Washington, D.C., according to the then-current commercial arbitration rules of the Center for Public Resources (“CPR”), except to the extent such rules are inconsistent with this Section 11.2. The arbitration will be conducted by one (1) arbitrator who shall be reasonably acceptable to the Parties and who shall be appointed in accordance with CPR rules. If the Parties are unable to select an arbitrator, then the arbitrator shall be appointed in accordance with CPR rules. Any arbitrator chosen hereunder shall have educational training and industry experience sufficient to demonstrate a reasonable level of

30

relevant scientific, financial, medical and industry knowledge. Within twenty (20) days of the selection of the arbitrator, each Party shall submit to the arbitrator a proposed resolution of the Dispute that is the subject of the arbitration (the “Proposals”). The arbitrator shall thereafter select one of the Proposals so submitted as the resolution of the Dispute, but may not alter the terms of either Proposal and may not resolve the Dispute in a manner other than by selection of one of the submitted Proposals. In order to assist the arbitrator in reaching its decision, the arbitrator may request briefs from each Party to support its Proposal. Thereafter, the arbitrator shall hold such hearing as he or she considers to be appropriate. If a Party fails to submit a Proposal in accordance with the terms of this Section 11.2(c), the arbitrator shall select the Proposal of the other Party as the resolution of the Dispute. The arbitrator shall agree to render its opinion within [***] of the final arbitration hearing. No arbitrator shall have the power to award punitive damages under this Agreement regardless of whether any such damages are contained in a Proposal, and such award is expressly prohibited. The proceedings and decisions of the arbitrator shall be confidential, final and binding on all of the Parties. Judgment on the award so rendered may be entered in a court having jurisdiction thereof. The Parties shall share the costs of arbitration according to the decision of the arbitrator. Nothing in this Section 11.2(c) will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a Dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

11.3    Waiver. No provision of this Agreement may be waived except in writing by both Parties hereto. No failure or delay by either Party hereto in exercising any right or remedy hereunder or under Applicable Law will operate as a waiver thereof, or a waiver of any right or remedy on any subsequent occasion.

11.4    Force Majeure. Neither Party will be in breach hereof by reason of its delay in the performance of or failure to perform any of its obligations hereunder, if that delay or failure is caused by strikes, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with governmental priorities for materials, or any fault beyond its reasonable control. In such event, Icagen or CFF, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The

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Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any force majeure.

11.5    Severability. Should one or more provisions of this Agreement be or become invalid, then the Parties hereto shall attempt to agree upon valid provisions in substitution for the invalid provisions, which in their economic effect come so close to the invalid provisions that it can be reasonably assumed that the Parties would have accepted this Agreement with those new provisions. If the Parties are unable to agree on such valid provisions, the invalidity of such one or more provisions of this Agreement shall nevertheless not affect the validity of the Agreement as a whole, unless the invalid provisions are of such essential importance for this Agreement that it may be reasonably presumed that the Parties would not have entered into this Agreement without the invalid provisions.

11.6    Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that (i) either Party may assign this Agreement, without the consent of the other Party (a) to any of its Affiliates, if the assigning Party unconditionally guarantees the full performance of its Affiliate’s obligations hereunder, or (b) in connection with such Party’s merger, consolidation or transfer or sale of all or substantially all of the assets of such Party, and (ii) Icagen may assign this Agreement to [***] without CFF’s consent, provided that in both (i) above the successor, surviving entity, purchaser of assets, transferee, or other similar party, as applicable, or in the case of (ii) above [***], expressly assumes in full in writing such Party’s obligations under this Agreement. Notwithstanding the foregoing sentence, in no event will [***] be required to assume any noncompetition requirement set forth in this Agreement or any other provision that is inconsistent with the [***] as part of, or a condition to, the assignment. Any purported assignment in contravention of this Section 11.6 shall, at the option of the non-assigning Party, be null and void and of no effect. No assignment shall release either Party from responsibility for the performance of any accrued obligation of such Party hereunder. This Agreement shall be binding upon and enforceable against the successor to or any permitted assignees from either of the Parties hereto.

32

11.7    Counterparts. This Agreement may be executed in duplicate, each of which shall be deemed to be original and both of which shall constitute one and the same Agreement.

11.8    No Agency. Nothing herein contained shall be deemed to create an agency, joint venture, partnership or similar relationship between CFF and Icagen. Notwithstanding any of the provisions of this Agreement, neither Party to this Agreement shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever, and all contracts, expenses and liabilities in connection with or relating to the obligations of each Party under this Agreement shall be made, paid, and undertaken exclusively by such Party on its own behalf and not as an agent or representative of the other.

11.9    Notice. All communications between the Parties with respect to any of the provisions of this Agreement will be sent to the addresses set out below, or to such other addresses as may be designated by one party to the other by notice pursuant hereto, by prepaid, certified air mail (which shall be deemed received by the other Party on the seventh (7th) business day following deposit in the mails), or by facsimile transmission, or other electronic means of communication (which shall be deemed received when transmitted), with confirmation by first class letter, postage pre-paid, given by the close of business on or before the next following business day:

if to CFF, at:

[***]

President and CEO

[***]

[***]

Phone: [***]

Fax: [***]

E-mail: [***]

with a copy to:

[***]

Schaner & Lubitz, PLLC

33

[***]

[***]

Phone: [***]

Fax: [***]

E-mail: [***]

if to Icagen, at:

Icagen, Inc.

4222 Emperor Blvd, Suite 350, Durham, NC 27703

Attention: [***]

Tel.: [***]

Fax: [***]

E-mail: [***]

with a copy to:

Gracin & Marlow, LLP The Chrysler Building

[***]

[***]

Tel.: [***]

Fax: [***]

Email: [***]

11.10    Headings. The Section and paragraph headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.

11.11    Entire Agreement. This Agreement contains the entire understanding of the Parties relating to the matters referred to herein, and may only be amended by a written document, duly executed on behalf of the respective Parties.

11.12    No Impairment. Icagen will not, by amendment of its organizational or governing documents, or through reorganization, recapitalization, consolidation, merger, dissolution, sale, transfer or assignment of assets, issuance of securities, or any other voluntary action, avoid or seek

34

to avoid the observance or performance of any of the terms, provisions, covenants or agreements of this Agreement, but rather will at all times in good faith assist in the carrying out of all such terms, provisions, covenants and agreements and in the taking of all such actions as may be necessary, advisable or appropriate in order to protect the rights of CFF against impairment.

11.13    OFAC Compliance. In accordance with the U.S. Department of the Treasury Anti-Terrorist Financing Guidelines, Icagen shall take reasonable steps to ensure that the payments received from CFF are not distributed to terrorists or their support networks or used for activities that support terrorism or terrorist organizations and Icagen shall periodically apprise CFF of the steps taken to meet this goal. Icagen certifies that it is in compliance with all laws, statutes and regulations restricting U.S. persons from dealing with any individuals, entities, or groups subject to Office of Foreign Assets Control (OFAC) sanctions.

[Remainder of page intentionally left blank]

35

IN WITNESS WHEREOF, the undersigned have executed this Research, Development and Commercialization Agreement as of the date first written above.

CYSTIC FIBROSIS FOUNDATION

By:	[***]
Name:	[***]
Title:	President and CEO

ICAGEN, INC.

By:	[***]
Name:	[***]
Title:	President and CEO

[Signature Page to Research, Development and Commercialization Agreement]

Exhibit G

Icagen Press Release

NEWS RELEASE

Icagen Receives Award from the Cystic Fibrosis Foundation to Discover Transformative Therapies to Treat Cystic Fibrosis

Tucson, AZ (** **, 2018): Icagen, Inc., a company focused on the discovery of innovative therapies to treat patients with serious diseases, today announces an award from the Cystic Fibrosis Foundation. The project is focused on the discovery of therapeutics to treat patients with cystic fibrosis (CF) caused by nonsense mutations.

The CF Foundation brings extensive resources and expertise to the project and, additionally, has awarded Icagen up to USD $11 million to support an integrated, multi-year drug discovery initiative. Icagen expects to screen over 2 million compounds as well as leverage its state-of-the-art in silico drug discovery platform to interrogate an additional ten million virtual structures for molecules that suppress nonsense mutations. Through these efforts, Icagen intends to discover and evolve families of molecules that are suitable for clinical development.

Cystic fibrosis is a genetic disease marked by defects in a protein, known as the cystic fibrosis transmembrane conductance regulator (CFTR) protein. Nonsense mutations in the CFTR gene result in the premature termination of protein synthesis and the formation of truncated, non-functional CFTR. Patients with these mutations in both copies of their CFTR genes currently have no therapies that treat the underlying cause of their disease. The aim of this program is to provide these patients with a transformative therapeutic that will markedly improve their quality of life and lifespan.

“We are excited to collaborate with the Cystic Fibrosis Foundation to seek the discovery of life-transforming therapies for people with CF through this unique model. Icagen’s innovative platform is built for programs such as these to discover and advance novel therapeutic candidates for clinical development,” said Richie Cunningham, President and CEO of Icagen.

About Icagen, Inc.

Icagen (www.icagen.com) Icagen specializes in the early stage of drug discovery to generate high-quality, advanced leads in multi-year, integrated drug discovery programs. Through both high throughput experimental and advanced computational approaches, Icagen creates innovative solutions that leverage an interplay of open discovery with the predictive potential of artificial intelligence and machine learning. Icagen is applying these approaches to its internal programs as well as toward its collaborations with external partners within the pharmaceutical and biotechnology industry.

For more information email info@icagen.com.

SOURCE Icagen, Inc.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, and include statements regarding Icagen’s intent to discover and evolve families of molecules that are suitable for clinical development, the expected screening of over 2M compounds in search of molecules that suppress premature termination and the success of the collaboration. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, among others, Icagen’s ability to successfully leverage expertise with in silico drug design, medicinal chemistry, and in vitro/in vivo biology capabilities and the other factors described in Icagen’s Annual Report on Form 10-K for the year ended December 31, 2016, and its other filings with the SEC. The information in this release is provided only as of the date of this release, and Icagen does not undertake any obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, contact:

Douglas S. Krafte, PhD

Chief Scientific Officer

Icagen, Inc.

4222 Emperor Blvd, Suite 350

Durham, NC 27703

Tel +1 919-433-3209

Email: dkrafte@icagen.com

AMENDMENT NO. 1 TO

RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT
BY AND BETWEEN ICAGEN INC. AND CYSTIC FIBROSIS FOUNDATION

This Amendment, dated June 13, 2018 (this “Amendment”), to the Research, Development and Commercialization Agreement, dated May 1, 2018 (the “Agreement”), is entered into by and between Icagen, Inc. (“Icagen”) and Cystic Fibrosis Foundation (“CFF”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, the parties desire to amend and restate the provisions of Subsection 3.1 (a) entitled “Contract Execution Milestone” and Subsection 3.1(b) entitled “Payments”, of the Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

•	Subsection 3.1 (a) entitled “Contract Execution Milestone” and Subsection 3.1(b) entitled “Payments” are hereby deleted in their entirety and replaced with the following:

ARTICLE III - AWARD AMOUNT PAYMENTS; RECORDS

“3.1    Research Funding.

•	Contract Execution Milestone. Within [***] of execution of this Amendment, CFF shall make a one-time payment of [***] ($[***]) (the “Contract Execution Milestone Payment”) for work conducted by Icagen during the first, second and fourth quarters of 2017 as well as the months of January, February, March and April of 2018 as described in Exhibit B, which payment shall be in addition to the payments set forth below. For clarity, the Contract Execution Milestone Payment is part of the Award Amount, not in addition to the Award Amount.

•	Payments. In accordance with the terms, and subject to the conditions, set forth in this Agreement, Icagen shall send invoices in United. States Dollars (“Dollars”) to CFF for payment of the Award Amount. Invoices shall be submitted within [***] after the completion of each calendar month (except for the invoice with respect to payments under Section 3.1 (a) which have been annexed to this Amendment) and shall be accompanied by documentation evidencing the expenditure of funds, FTEs devoted to the Research Plan in accordance with the Budget, and applicable milestones. CFF shall use good faith efforts to pay amounts invoiced by Icagen within [***] of receipt of an invoice and supporting documentation from Icagen or verification of the achievement of the milestone by the PAG (except for the payments under Section 3.1 (a) which shall be subject to the provision of Section 3.1 (a)) and in no event shall payment be made later than [***] from receipt of an invoice. The Parties acknowledge and agree that Icagen will invoice CFF for work performed during the time periods outlined in 3.1(a) prior to the Effective

Date. All payments to be made hereunder (including, without limitation, pursuant to Article IV) shall be made in Dollars and, at the option and direction of the receiving party, shall be made by cashier’s or certified check or by wire transfer of immediately available funds.”

2.    All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

3.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

4.    This Amendment is made and shall be construed and performed under the laws of the remaining provisions will nevertheless continue to be valid and enforceable in the State of Delaware without regard to its choice or conflict of law principles.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CYSTIC FIBROSIS FOUNDATION	ICAGEN, INC.

By:	By:	[***]
Name:	Name:	[***]
Title:	Title:	President & CEO

3.    This Amendment may be executed in One &more counterparts, each of which Shall be deemed an original but both of which together shall constitute.one and the same instrument.

4.    This Amendment is made and shall be construed and performed under the Jaws of the remaining: provisions. will nevertheless continue to be valid and. enforceable in the State of Delaware Without regard to its choice or conflict of

IN WITNESS WHEREOF, the; parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CYSTIC FIBROSIS FOUNDATION		ICAGEN, INC.

By:	[***]	By:
Name:	[***]	Name:
Title:	SVP & Chief Legal Officer	Title:

AGREEMENT

April 1, 2020 (the “Assignment Effective Date”)

This Agreement (this “Agreement”) is entered into by and between Icagen, Inc., a Delaware corporation (“Parent”), Icagen Corp., a Nevada corporation, XRPro Sciences, Inc., a Delaware corporation, and Caldera Discovery, Inc., a Delaware corporation (each, a “Subsidiary”, and the Subsidiaries, together with Parent, collectively referred to as “Seller”), Ligand Pharmaceuticals, Incorporated (“Ligand”) and its subsidiary Adjacent Acquisition Co., LLC, a Delaware limited liability company (“Buyer”), and Cystic Fibrosis Foundation (“CFF”)

WITNESSETH:

WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”), pursuant to which, among other things, Seller agreed to sell, assign, transfer, convey and deliver to Buyer, and Buyer agreed to purchase from Seller, all of Seller’s right, title and interest in and to the Assumed Contracts, and Buyer agreed to assume, perform and discharge all of the Assumed Liabilities; and

WHEREAS, Parent and CFF are parties to that certain Research, Development and Commercialization Agreement dated as of May 1, 2018 as amended on June 12, 2018 (the “CFF Agreement”); and

WHEREAS, in accordance with the terms of the Purchase Agreement, all of Seller’s right, title and interest in, to and under all of the properties, rights and assets of every kind and nature, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned, leased, used or held for use or hereafter owned, leased, used or held for use (other than certain excluded assets), which are located at its Durham, North Carolina location (the “Assets”) are being transferred to Buyer; and

WHEREAS, the Assets also include all of Parent’s interests in the CFF Agreement; and

WHEREAS, CFF desires to (i) assign the CFF Agreement to Buyer and (ii) amend the terms of the CFF Agreement and Buyer has agreed to assume all rights, duties and obligations under the CFF Agreement as of the Assignment Effective Date to continue performing the Research Program therein; and

WHEREAS, based on the foregoing representations and those set forth below, each Party desires to consent to such assignment.

NOW, THEREFORE, pursuant to the terms and conditions of the Purchase Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.    Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

2.    Assignment of Assumed Contracts. Effective as of the Closing, Seller hereby sells, assigns, transfers, conveys and delivers to Buyer all of Seller’s right, title and interest in, to and under the CFF Agreement. Effective as of the Closing, Buyer hereby accepts the foregoing assignment. CFF hereby consents to the assignment and transfer of the CFF Agreement and all obligations of Parent under the CFF Agreement to Buyer.

3.    Assumption of Liabilities. Effective as of the Closing, Buyer hereby assumes and agrees to pay, perform and discharge when due all obligations of Parent under the CFF Agreement.

4.    Amendment to CFF Agreement. The CFF Agreement is hereby amended to add the following new Subparagraph (f)

“(f) In the event Buyer is required to pay to Seller or to any other person on behalf of Seller any contingent earnout payment (“CEP”) pursuant to the Purchase Agreement, Buyer shall withhold and pay to CFF the following: (i) [***] ([***]%) of any CEP, plus (ii) [***] ([***]%) of any CEP is attributable to the CFF non-sense mutation program (collectively (i) and (ii) shall be the “CFF-CEP Payment”), provided, however, that: (A) the calculation of the CFF-CEP Payment in (i) and (ii) above (A) shall exclude any portion of the CEP that is required to be paid to the Parent’s creditors; (B) shall exclude any CEP not to exceed $[***] paid to the Seller prior to December 31, 2020 solely for the purpose of allowing the Seller to satisfy its continuing budget for 2020, provided that, the portion of such CEP otherwise payable to CFF pursuant to (i) and (ii) above (the “Deferred Amount) shall be added to the next CFF-CEP Payment payable to CFF pursuant to this Section until the full Deferred Amount has been repaid to CFF; and (C) in no event shall the aggregate CFF-CEP Payment exceed $[***]. The CFF-CEP Payment shall reduce the Royalty Cap.”

5.    No Additional Buyer Payments. The terms of this Agreement shall not be interpreted in any manner that increases the obligations of Buyer to Seller or changes the timing of any payment due under the Purchase Agreement.

6.    Buyer To Operate Independently. Ligand intends that Buyer will conduct Parent’s former business independently of Ligand and its other subsidiaries and affiliates (collectively the “Ligand Group”), so that confidential information and data of the CF Program including information furnished by [***] and CFF (“ collectively CF Program Data”) conducted by Icagen prior to the date of this Agreement will not be available to other members of the Ligand Group. Accordingly, CFF agrees that as long as (i) CF Program Data has not been disclosed to a member of the Ligand Group, or (ii) a member of the Ligand Group has not provided assistance in the performance of the CF Program, such member shall not be governed by the terms of the CFF Agreement, provided that once a member of the Ligand Group no longer meets the requirements of (i) or (ii) above, such member shall be subject to the CFF Agreement. Nothing in this Section 6 is intended to conflict with the guarantee of payment and performance by Ligand of the obligations of Buyer set forth in this Agreement.

7.    Further Assurances. At any time or from time to time hereafter, Seller shall, at the reasonable request of Buyer, execute, acknowledge and deliver such further instruments of conveyance, power of attorney, sale, transfer or assignment, and take such other actions as Buyer may reasonably request in order to more effectively consummate the transactions contemplated by this Agreement.

8.    Effect of Agreement. This Agreement is made without representation or warranty, except as provided in the Purchase Agreement. Nothing contained in this Agreement shall be construed to supersede, limit or qualify any provision of the Purchase Agreement. As between Buyer and Seller, to the extent there is a conflict between the terms and provisions of this Agreement and the terms and provisions of the Purchase Agreement, the terms and provisions of the Purchase Agreement shall govern.

9.    Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which shall for all purposes be deemed to be an original, and all of which taken together shall constitute one and the same instrument. A signature delivered on any counterpart by facsimile or other electronic means shall for all purposes be deemed to be an original signature to this Agreement.

10.    Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by each of Seller, CFF and Buyer. In addition, the Purchase Agreement shall not be amended or modified in any way that would affect the calculation of the CFF-CEP Payment without the written consent of CFF.

11.    Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Delaware, without reference to its choice of law rules.

12.    Successors and Assigns. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer, CFF and Seller, and their respective successors and permitted assigns.

13.    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto; provided, however, that without such prior written consent: (a) Buyer may assign its rights and/or delegate its obligations under this Agreement(in whole but not in part), at any time and in their sole discretion, to any of its Affiliates; (b) any or all of the rights and interests and/or obligations of Buyer under this Agreement: (i) may be assigned and/or delegated to any purchaser of a substantial portion of the assets of Buyer or any of its Affiliates (whereupon Buyer shall cease to have any further liabilities or obligations hereunder); and (ii) may be assigned as a matter of law to the surviving entity in any merger, consolidation, share exchange or reorganization involving Buyer or any of its Affiliates; and (c) Buyer and its Affiliates shall be permitted to collaterally assign their respective rights hereunder to any lender or lenders providing financing to Buyer or any of its Affiliates (including any agent for any such lender or lenders) or to any assignee or assignees of such lender, lenders or agent.

14.    Ligand Guarantee. Ligand hereby guarantees the payment of the CFF-CEP Payment and the performance by its Affiliate to which the performance of the CFF Agreement is assigned in accordance with the terms of the CFF Agreement, as amended by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

SELLER:

ICAGEN, INC.:
By:	[***]
Name: [***]
Title: Chief Executive Officer

ICAGEN CORP:
By:	[***]
Name: [***]
Title: Chief Executive Officer

XR PRO SCIENCES, INC.:
By:	[***]
Name: [***]
Title: Chief Executive Officer

CALDERA DISCOVERY, INC.:
By:	[***]
Name: [***]
Title:Chief Executive Officer

LIGAND PHARMACEUTICALS (solely as to Section 14.)
By:
Name: Richard Cunningham
Title: Chief Executive Officer

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

SELLER:

ICAGEN, INC.:
By:
Name:
Title:

ICAGEN CORP:
By:
Name:
Title:

XR PRO SCIENCES, INC.:
By:
Name:
Title:

CALDERA DISCOVERY, INC.:
By:
Name:
Title:

LIGAND PHARMACEUTICALS (solely as to Section 14.)
By:	[***]
Name: [***]
Title: SVP, GC, and Secretary

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

BUYER:

ADJACENT ACQUISITION CO., LLC:

By:	[***]
Name: [***]
Title: Manager

CFF:

CYSTIC FIBROSIS FOUNDATION

By:	[***]
Name: [***]
Title: President and CEO

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

Amendment No. 3 to

Research, Development and Commercialization Agreement

This Amendment No. 3 to Research, Development and Commercialization Agreement (this “Amendment No. 3”), dated September 10, 2021, is made by and between Icagen, LLC, a Delaware limited liability company (“Icagen, LLC”) and Cystic Fibrosis Foundation, a Delaware not-for-profit corporation (“CFF”), with respect to that certain Research, Development and Commercialization Agreement which was (a) entered into by and between Icagen, Inc., a Delaware corporation, and CFF on May 1, 2018, (b) amended by Icagen, Inc. and CFF by an Amendment dated June 12, 2018, and (c) further amended, and assigned (with CFF’s consent) by Icagen, Inc. to Icagen, LLC (then known as Adjacent Acquisition Co., LLC), and assumed (with CFF’s consent) by Icagen, LLC (then known as Adjacent Acquisition Co., LLC), all pursuant to an Agreement dated April 1, 2020 among Icagen, LLC, CFF, Ligand Pharmaceuticals Incorporated and other parties (such Research, Development and Commercialization Agreement, as so amended, assigned and assumed to date, the “Agreement”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, the parties desire to amend certain provisions of the Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Additional Funding, Additional Time. CFF agrees to increase the Award Amount and the Budget so as to provide up to an additional $[***] in funding to Icagen, LLC, pursuant to the budget described in Exhibit A to this Amendment No. 3, for the periods of 2021-Q4 (inclusive of any applicable portion of 2021-Q3 after exhaustion of prior “2021-Q3” funding) and 2022-Q1. Such additional funding amount shall be paid by CFF to Icagen, LLC pursuant to Section 3.1 of the Agreement and consistent with past practice. Sections 1.3, 1.6 and 3.1(c)(i) of the Agreement are hereby revised accordingly.

2.	Agreement Continuing Effect. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment No. 3, constitutes the entire agreement between the parties with respect to the subject matter thereof.

3.	Counterparts. This Amendment No. 3 may be executed in any number of counterparts, each of which shall be an original instrument and all of which, when taken together, shall constitute one and the same agreement.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to Research, Development and Commercialization Agreement to be duly executed and delivered as of the day and year first above written.

Cystic Fibrosis Foundation

By:	[***]

Name:	[***]

Title:	EVP, CSO

Icagen, LLC

By:	[***]

Name:	[***]

Title:	Senior Vice President

As agreed:

Ligand Pharmaceuticals Incorporated

By:	[***]

Name:	[***]

Title:	Manager